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                                                                     EXHIBIT 5.1

[GARDERE LOGO]


Direct: 214-999-4654
Direct Fax: 214-999-3654
medwards@gardere.com


January 10, 2003



Quanta Services, Inc.
1360 Post Oak Boulevard
Suite 2100
Houston, Texas  77056

Re:  Quanta Services, Inc. 1999 Employee Stock Purchase Plan

Ladies and Gentlemen:

We have acted as counsel to Quanta Services, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-8 (the "Registration Statement") of an additional 1,000,000 shares of Common Stock, $0.00001 par value (the "Shares"), of the Company issuable under the Quanta Services, Inc. 1999 Employee Stock Purchase Plan (the "Plan").

We have assisted the Company in the preparation of, and are familiar with, the Registration Statement of the Company filed with the Securities and Exchange Commission on January 10, 2003 for the registration under the Securities Act of the Shares covered by the Plan.

With respect to the foregoing, we have examined and have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, orders, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

Based upon the foregoing, we are of the opinion that (i) the Shares are duly authorized; and (ii) upon the issuance of the Shares against payment therefor of an amount equal to at least the par value of each Share in accordance with the Plan, the Shares will be validly issued, fully paid and non-assessable.



GARDERE WYNNE SEWELL LLP
3000 Thanksgiving Tower, 1601 Elm Street, Dallas, Texas 75201-4761
[_]   214.999.3000 Phone   [_]   214.999.4667 Fax



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Quanta Services, Inc.
January 10, 2003
Page 2


We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

GARDERE WYNNE SEWELL LLP



By:      /s/ T. MARK EDWARDS
   -----------------------------------------
         T. Mark Edwards, Partner